UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 13, 2019

SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3360 Martin Farm Road, Suite 100, Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2019, SANUWAVE Health, Inc. (the “Company”) entered into a joint venture agreement (the “Agreement”) with Universus Global Advisors LLC, a limited liability company organized under the laws of the State of Delaware (“Universus”), Versani Health Consulting Consultoria em Gestão de Negócios EIRELI, an empresa individual de responsabilidade limitada organized under the laws of Brazil (“Versani”), Curacus Limited, a private limited company organized under the laws of England and Whales (“Curacus”), and certain individual citizens of Brazil and the Czech Republic (the individuals together with Curacus, the “IDIC Group”).

The principal purpose of the joint venture company will be to manufacture, import, use, sell, and distribute, on an exclusive basis in Brazil, dermaPACE devices and wound kits consisting of a standard ultrasound gel and custom size sterile sleeves used for the treatment of various acute and chronic wounds using extracorporeal shockwave therapy technology. The joint venture company will also provide treatments related to the dermaPACE devices.

The IDIC Group has agreed to pay to the Company a partnership fee in the total amount of $600,000 for the granting of exclusive territorial rights to the joint venture company to distribute the dermaPACE devices and wound kits in Brazil. The partnership fee is to be paid as follows: (i) a $250,000 payment was made by IDIC Group to the Company on November 14, 2019 which was initially provided in the form of a loan that was forgiven and terminated on December 13, 2019, (ii) an additional payment of $250,000 was made by the IDIC Group to the Company on December 31, 2019, and (iii) the remaining $100,000 is to be paid by the IDIC Group upon receipt of required regulatory approvals from ANVISA (the Brazilian Health Regulatory Agency). The parties intend to execute a shareholders’ agreement, a trademark license agreement, a supply agreement and a technology license agreement January 31, 2020. The IDIC Group will also have the right to receive prioritized dividends until full reimbursement of the partnership fee and expenses incurred in the formation of the joint venture company, which are required to be paid by the IDIC Group.

ANVISA is part of the Brazilian Ministry of Health and the Brazilian National Health System and is responsible for the protection of the health of the Brazilian population by enforcing sanitary control over the production, marketing and use of products and services subject to health regulation in Brazil.

The Company will supply the dermaPACE devices and wound kits to the joint venture company at cost and the joint venture company will purchase the devices from the Company in accordance with the terms of the Supply Agreement to be entered into upon formation of the joint venture company. The parties also agreed that the initial five devices imported to Brazil by the IDIC Group on behalf of the joint venture company will be provided by the Company on deferred payment terms to be agreed, provided that the amounts invoiced for such devices will be due by the time the joint venture company reaches $1,000,000 in gross sales.

Upon formation of the joint venture company, the Company will own 45% of its equity interests, the IDIC Group, through a holding company, will collectively own 45% of the equity interests of the joint venture company and each of Versani and Universus will own 5% of the joint venture company’s equity interests. The joint venture company will be managed by a four-member board (two appointed by the Company and two appointed by the IDIC Group), each with a term of three years. The joint venture company will have two officers, a Chief Executive Officer and a Chief Commercial Officer. The IDIC Group will have the right to appoint the Chairman of the board of directors.

The Agreement may be terminated if the parties fail to meet certain conditions precedent before December 31, 2020 (unless extended by mutual agreement) and upon default by either party which is not cured within a certain cure period, among others. In case AVISA does not grant its approval, or such approval is granted with restrictions that materially impact the joint venture company’s operation, the IDIC Group may terminate the Agreement and require the Company to refund the partnership fee amount, plus the amounts incurred by the IDIC Group for payment of other expenses related to the formation of the joint venture company.

In the event of a change of control of the Company, the Company will have the right to cause the other parties to the Agreement to sell their ownership interests to the Company’s new controlling entity, at a price which varies, depending on whether the change of control occurs prior to or after the joint venture company achieves $2,000,000 in gross sales. If the change of control occurs before the joint venture company achieves $2,000,000 gross sales, the price to be paid for the equity interests of the other joint venture parties (on a pro rata basis) will be equivalent to four times the total amount invested by such parties in the joint venture company, including the partnership fee and organizational expenses. If the change of control occurs after the joint venture company achieves $2,000,000 in gross sales, the price will be equivalent to the multiple of twelve times the net sales of the joint venture company in the previous twelve months before the closing of the change of control transaction, also paid on a pro rata basis.

In addition, in the event of a change of control of the Company after the joint venture company achieves $2,000,000 in gross sales, the other parties to the joint venture will also have the right to put their equity interests to the new controlling entity of the Company, for a price based on the same EBITDA multiple paid for the acquisition of the Company.

The foregoing is only a brief description of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Date: January 28, 2020	By:	/s/ Lisa E. Sundstrom
Lisa E. Sundstrom
Controller and Chief Financial Officer